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Exhibit 11.

Computation of Weighted Average Shares Outstanding and Earnings Per Share

Shares Outstanding End of Month - 3rd Quarter

                                                       2001
                                                   ------------
          July                                        3,979,483
          August                                      3,979,483
          September                                   3,979,483
                                                   ------------
                                                     11,938,449

          Divided by:                                3 months
                                                   ------------

                                                      3,979,483
                                                   ============

          Net Income                                  1,334,354
                                                   ============

          Net Income Per Share - Basic              $      0.34

Shares Outstanding End of Month - YTD


          January                                     3,981,008
          February                                    3,979,483
          March                                       3,979,483
          April                                       3,979,483
          May                                         3,979,483
          June                                        3,979,483
          July                                        3,979,483
          August                                      3,979,483
          September                                   3,979,483
                                                   ------------
                                                     35,816,872

          Divided by:                                9 months
                                                   ------------

                                                      3,979,652
                                                   ============

          Net Income                                  4,208,875
                                                   ============

          Net Income Per Share - Basic & Diluted    $      1.06

                                      17